Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      AXA EQUITABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)


                                   13-5570651
                      (I.R.S. Employer Identification No.)


              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                                   DODIE KENT
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                      AXA EQUITABLE LIFE INSURANCE COMPANY
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                  Please send copies of all communications to:

                              THOMAS LAUERMAN, ESQ.
                                 JORDEN BURT LLP
                       1025 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007

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Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. | |

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. | |

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

      Large accelerated filer  | |               Accelerated filer  | |
      Non-accelerated filer    |X|               Smaller reporting company  | |
     (do not check if a smaller reporting company)

                                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of each class                                   Proposed maximum       Proposed maximum
of securities to be              Amount to be         offering price per     aggregate offering      Amount of
registered                       registered           unit                   price                   registration fee
---------------------------------------------------------------------------------------------------------------------
Interests in Variable            $1,792,114.70             100%                   100%                 $100.00
Indexed Option

Life Insurance Company               -                      -                       -                  None

---------------
(1) An indeterminate number or amount of interests in the Variable Indexed Option of AXA Equitable Life Insurance Company that may from time to time be issued at indeterminate prices, in U.S. dollars. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $1,792,114.70.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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Variable Indexed Option Available Under
Certain Variable Life Insurance Policies Issued by
AXA Equitable Life Insurance Company

PROSPECTUS DATED             , 2009

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your policy. Also, this Prospectus must be read along with the appropriate variable life insurance policy prospectus.

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AXA Equitable Life Insurance Company (the "Company") issues the Variable
Indexed Option described in this Prospectus. The Variable Indexed Option is available only under certain variable life insurance policies that we offer.

Among the many terms of the Variable Indexed Option are:

o Index-Linked Return for a one year period tied to the performance of the S&P 500 Index excluding dividends as described below.

o Index-Linked Rate of Return will be applied at the end of your Segment Term on the Segment Maturity Date.

o The Index-Linked Rate of Return could be positive, zero or in certain circumstances negative as described below.

o A Market Value Adjustment will be made for certain distributions or deductions from the Segment Account before the Segment Maturity Date. Therefore you should carefully consider whether to make such distributions and/or maintain enough value in your unloaned Guaranteed Interest Option ("GIO") and/or variable investment options to cover your monthly deductions. As described later in this Prospectus, we will attempt to maintain the Charge Reserve Amount for this purpose, but it is possible that the Charge Reserve Amount will be insufficient to cover your monthly deductions.

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These are only some of the terms of the Variable Indexed Option. Please read this Prospectus for more details about the Variable Indexed Option. Also, this Prospectus must be read along with the appropriate variable life insurance policy prospectus as well as the appropriate variable life policy and policy rider for this option.
--------------------------------------------------------------------------------

OTHER AXA EQUITABLE POLICIES. We offer a variety of fixed and variable life insurance policies which offer policy features, including investment options, that are different from those offered by this Prospectus. Not every policy or feature is offered through your financial professional. You can contact us to find out more about any other AXA Equitable insurance policy.

WHAT IS THE VARIABLE INDEXED OPTION?

The Variable Indexed Option ("VIO") is an investment option available under certain AXA Equitable variable life insurance policies. The option provides for participation in the performance of the S&P 500 Index excluding dividends (the "Index") up to the Growth Cap Rate that we set on the Segment Start Date. On the Segment Maturity Date, we will apply the Index-Linked Rate of Return to the policy account in that Segment Account based on the performance of the Index. If the performance of the Index has been positive for the Segment Term and equal to or below the Growth Cap Rate, we will apply to the policy account in the Segment an Index-Linked Rate of Return equal to the full Index performance. If the performance of the Index has been positive for the Segment Term and above the Growth Cap Rate, we will apply an Index-Linked Rate of Return equal to the Growth Cap Rate. If the Index has negative performance, the Index-Linked Rate of Return will be 0% unless the Index performance goes below -25%. In that case only the negative performance in excess of -25% will be applied to the Segment Account. Please see the examples on page 5. Although we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options, there are no transfer charges for transfers into or out of the VIO Holding Account. Please note that once policy account value has been swept from the VIO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                                          X02785
                                                                        (R-4/15)
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Contents of this Prospectus

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VARIABLE INDEXED OPTION
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Who is AXA Equitable?                                                        3


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1. DEFINITIONS                                                               4
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2. DESCRIPTION OF THE VARIABLE INDEXED OPTION                                5
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3. DISTRIBUTION OF THE POLICIES                                             10
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4. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          11
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APPENDICES
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I -- Market value adjustment examples                                      A-1




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"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the policy owner.



2  Contents of this Prospectus
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Who is AXA Equitable?

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We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The
Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA SA ("AXA"). AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings, Inc. and AXA Equitable Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the policies. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the policies.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $543.2 billion in assets as of December 31, 2008. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia and Puerto Rico. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


HOW TO REACH US

Please refer to the "How to reach us" section of the appropriate variable life insurance policy prospectus for more information regarding contacting us and communicating your instructions. We also have a specific form that we recommend you use for electing the VIO and any VIO transactions.


                                                        Who is AXA Equitable?  3
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1. Definitions

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Growth Cap Rate -- The maximum rate of return that a Segment Account can earn.

Index --  The S&P 500 Index excluding dividends.

Index-Linked Return -- The amount that is applied to the Segment Account on the Segment Maturity Date that is equal to that Segment's Index-Linked Rate of Return multiplied by the Segment Account on the Segment Maturity Date. The Index-Linked Return may be positive, negative or zero.

Index Performance Rate -- The Index Performance Rate measures the percentage change in the Index during a Segment Term for each Segment. If the Index is discontinued or if the calculation of the Index is substantially changed, we reserve the right to substitute an alternative index.

The Index Performance Rate is calculated by ((b) divided by (a)) minus one, where:

(a) is the value of the Index at the close of business on the Segment Start Date, and

(b) is the value of the Index at the close of business on the Segment Maturity Date.

We determine the value of the Index at the close of business, which is the end of a business day. Generally, a business day is any day the New York Stock Exchange is open for trading. If the New York Stock Exchange is not open for trading on the Segment Start Date or a Segment Maturity Date, the value of the Index will be determined as of the end of the most recent preceding business day.

Index-Linked Rate of Return -- The rate of return we apply to calculate the Index-Linked Return and is based on the Index Performance Rate adjusted to reflect the Growth Cap Rate and protection against negative performance.

Initial Segment Account -- The amount initially transferred to a Segment from the VIO Holding Account on its Segment Start Date, net of any amount transferred from the VIO Holding Account to the Guaranteed Interest Option ("GIO") to cover the Charge Reserve Amount and the Variable Index Benefit Charge (see Charges and Charge Reserve Amount later in this Prospectus).

Market Value Adjustment ("MVA") -- For purposes of determining Segment Value, prior to a Segment Maturity Date, the MVA is equal to (1) the Put Option Factor multiplied by the current Segment Account, minus (2) a pro-rata portion for the remainder of the Segment Term of the 0.75% Variable Index Benefit Charge rate multiplied by the current Segment Account, divided by one minus the 0.75% Variable Index Benefit Charge rate. The Put Option Factor, on any date, represents the value per $1 of Segment Account on that date of a put option on the Index (without reinvested dividends) having a notional value equal to the Segment Account and strike price at Segment Maturity equal to 75% (100% plus the Loss Absorption Threshold Rate which is currently -25%) per $1 of the Segment Account. The Company will utilize a fair market value methodology to determine the Put Option Factor. We determine Put Option Factors at the end of each business day. Generally, a business day is any day the New York Stock Exchange is open for trading. The Put Option Factor that applies to a transaction or valuation made on a business day will be the Factor for that day. The Put Option Factor that applies to a transaction or valuation made on a non-business day will be the Factor for the next business day.

For purposes of determining the adjustment to the Segment Account when any portion of a loan, policy distribution or monthly deduction is allocated to a Segment, the Market Value Adjustment will be determined as follows: First, the Segment Value will be reduced by the amount of the loan, distribution or monthly deduction. Then, the MVA will be equal to the difference between the corresponding reduction in the Segment Account and the amount of the loan, distribution or monthly deduction.

Segment -- The portion of your total investment in the VIO that is associated with a specific Segment Start Date. You create a new Segment each time an amount is transferred from the VIO Holding Account into a Segment Account.

Segment Account -- The amount of an Initial Segment Account subsequently reduced by any monthly deductions, policy loans and unpaid loan interest, and distributions from the policy that we deem necessary which are allocated to the Segment. Any such reduction in a Segment Account prior to its Segment Maturity Date will result in a corresponding Segment Market Value Adjustment. This Segment Market Value Adjustment will further reduce the Segment Account. A Segment Account is used in determining policy account values, death benefits, and the net amount at risk for monthly cost of insurance calculations of the policy.

Segment Start Date -- The Segment Start Date is the day on which a Segment is created.

Segment Term -- The duration of a Segment. The Segment Term for each Segment begins on its Segment Start Date and ends on its Segment Maturity Date one year later.

Segment Maturity Date -- The date on which a Segment Term is completed and the Index-Linked Return for that Segment, is applied to a Segment Account.

Segment Maturity Value -- This is the Segment Account plus the Index-Linked Return for that Segment.

Segment Value -- This is the Segment Account minus the Segment Market Value Adjustment at any time prior to the Segment Maturity Date. Segment Values will be used in determining policy value available to cover monthly deductions, cash surrender values and maximum loan values.

VIO Holding Account -- This is a portion of the EQ/Money Market variable investment option that holds amounts designated by the policy owner for investment in the VIO prior to any transfer into the next available new Segment.


4  Definitions
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2. Description of the Variable Indexed Option

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We offer a Variable Indexed Option that provides a rate of return tied to the performance of the Index.


VIO HOLDING ACCOUNT

Once you make a transfer, premium payment or loan repayment to the VIO, the net amount will first be placed in the VIO Holding Account. The VIO Holding Account is a portion of the regular EQ/Money Market variable investment option that will hold amounts allocated to the VIO until the next available Segment Start Date. We currently plan on offering new Segments on a monthly basis but reserve the right to offer them less frequently or to stop offering them or to suspend offering them temporarily. Before any account value is transferred into a Segment, you can transfer amounts from the VIO Holding Account into other investment options available under your policy at any time subject to any transfer restrictions within your policy.


SEGMENTS

Each one-year Segment will have a Segment Start Date of the 3rd Friday of each calendar month and will have a Segment Maturity Date on the 3rd Friday of the same calendar month in the succeeding calendar year. We will notify you between 15 and 45 days before your Segment Maturity Date that your Segment is about to mature and you may choose to transfer all or a portion of your Segment Maturity Value to the unloaned GIO, the VIO Holding Account or the other variable investment options available under your policy.

If we do not receive your choice before the Segment Maturity Date, we will automatically transfer your Segment Maturity Value into the VIO Holding Account for investment in the next available Segment. However, if we are not offering the VIO at that time, we will instead transfer the Segment Maturity Value to the EQ/Money Market variable investment option.


GROWTH CAP RATE

By allocating your account value to the VIO, you can participate in the performance of the Index up to the applicable Growth Cap Rate that we declare on the Segment Start Date.

Please note that this means we will set the Growth Cap Rate after the account value has been transferred from the VIO Holding Account into the Segment and you are not allowed to transfer the account value out of a Segment before the Segment Maturity Date. Please see "Transfers" below.

Each Segment is likely to have a different Growth Cap Rate. However, the Growth Cap Rate will never be less than 4%.

Your protection against negative performance for a Segment held till its Segment Maturity Date is currently up to 25% of negative performance ("Loss Absorption Threshold Rate"). We reserve the right, for new Segments, to increase the Loss Absorption Threshold Rate. For example, if we were to increase the Loss-Absorption Threshold Rate for a Segment to 100% of negative performance the Index-Linked Rate of Return for that Segment would not go below 0%. Please note that any increase in the Loss Absorption Threshold Rate would likely result in a lower Growth Cap Rate than would otherwise apply. We will provide prior notice of any change in the Loss Absorption Threshold Rate.

As part of your initial instructions in selecting the VIO, you will specify what your minimum acceptable Growth Cap Rate is for a Segment. If the Growth Cap Rate we set, on the Segment Start Date, is below the minimum you specified then the account value will not be transferred from the VIO Holding Account into that Segment.

For example, you may specify a minimum Growth Cap Rate of 8%. If we set the Growth Cap Rate at 8% or higher for a Segment then a transfer from the VIO Holding Account will be made into that new Segment provided all other requirements and conditions discussed in this Prospectus are met. If we set the Growth Cap Rate below 8% then no transfer from the VIO Holding Account will be made into that Segment. No transfer will be made until a Segment Growth Cap Rate equal to or greater than 8% is set and all requirements are met or you transfer account value out of the VIO Holding Account.


INDEX-LINKED RETURN

We calculate the Index-Linked Return for a Segment by taking the Index-Linked Rate of Return and multiplying it by the Segment Account on the Segment Maturity Date. The Segment Account is net of the Variable Index Benefit Charge described below as well as any monthly deductions, policy loans and unpaid interest, distributions from the policy that we deem necessary and any corresponding Market Value Adjustments.


--------------------------------------------------------------------------------
If the Index:                    Your Index-Linked Rate of Return will be:
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goes up by more than the         equal to the Growth Cap Rate
Growth Cap Rate

goes up less than or equal       equal to the Index performance
to the Growth Cap Rate

stays flat or goes down 25%      equal to 0%
or less

goes down by more than           negative but will not reflect the first
25%                              25% of downside performance
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For instance, we may set the Growth Cap Rate at 17%. Therefore, if the Index
has gone up 20% over your Segment Term, you will receive a 17% credit to your Segment Account on the Segment Maturity Date. If the Index had gone up by 15% from your Segment Start Date to your Segment Maturity Date then you would receive a credit of 15% to your Segment Account on the Segment Maturity Date.

If the Index had gone down 20% over the Segment Term then you would receive a return of 0% to your Segment Account on the Segment Maturity Date.


                                   Description of the Variable Indexed Option  5
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If the Index had gone down by 30% by your Segment Maturity Date then your
Segment Account would be reduced by 5% on the Segment Maturity Date. The VIO will absorb the negative performance of the Index up to -25%.

The minimum Growth Cap Rate is 4%. However, account value will only transfer into a new Segment from the VIO Holding Account if the Growth Cap Rate is equal to or greater than your specified minimum Growth Cap Rate and greater than the annual interest rate we are currently crediting on the unloaned Guaranteed Interest Option.

In those instances where the account value in the VIO Holding Account does not transfer into a new Segment, the account value will remain in the VIO Holding Account until the next available, qualifying Segment unless you transfer the account value into the GIO and/or other investment option available under your policy subject to any conditions and restrictions.

For instance, if we declare the Growth Cap Rate to be 4% and your specified minimum Growth Cap Rate is 4% but we are currently crediting an annual interest rate of 4.5% on the unloaned GIO then your account value will remain in the VIO Holding Account on the date the new Segment would have started.

If we declare the Growth Cap Rate to be 4% and your specified minimum Growth Cap Rate is 4% and we are currently crediting an annual interest rate of 4% on the unloaned GIO then your account value will remain in the VIO Holding Account on the date the new Segment would have started.

As indicated above, you must transfer account value out of the VIO Holding Account into the GIO and/or other investment options available under your policy if you do not want to remain in the VIO Holding Account.

If we declare the Growth Cap Rate to be 4% and your specified minimum Growth Cap Rate is 4% and we are currently crediting an annual interest rate of 3.5% on the unloaned GIO and all requirements are met then the net amount of the account value in the VIO Holding Account will transfer into a new Segment.

If you specified a minimum Growth Cap Rate of 10% in the above examples then account value would not transfer into a new Segment from the VIO Holding Account because the Growth Cap Rate did not meet your specified minimum Growth Cap Rate.


CHARGES

There is a percentage charge of 1.40% of any policy account value allocated to each one year Segment. We reserve the right to increase or decrease the charge although it will never exceed 2.40%. Of this percentage charge, 0.75% will be deducted on the Segment Start Date from the amount being transferred from the VIO Holding Account into the Segment as an up-front charge ("Variable Index Benefit Charge"), with the remaining 0.65% annual charge (of the current Segment Account) being deducted from the policy account on a monthly basis during the Segment Term ("Variable Index Segment Account Charge").

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                                             Current            Guaranteed
           VIO Charges                   Non-guaranteed          Maximum
--------------------------------------------------------------------------------
Variable Index Benefit Charge                 0.75%               0.75%
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Variable Index Segment Account Charge         0.65%               1.65%
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Total                                         1.40%               2.40%
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The base variable life policy's mortality and expense risk charge and current non-guaranteed Customer Loyalty Credit will also be applicable to any amounts held in the VIO Holding Account or invested in a Segment Account. Please refer to the appropriate variable life policy prospectus for more information.

If a Segment is terminated prior to maturity by policy surrender, or reduced prior to maturity by monthly deductions (if other funds are insufficient) or by loans or a Guideline Premium Force-out as described below, we will refund a proportionate amount of the Variable Index Benefit Charge corresponding to the surrender or reduction and the time remaining until Segment Maturity. The refund will be administered as part of the Market Value Adjustment process as described above. This refund will increase your surrender value or remaining Segment Account, as appropriate.


CHARGE RESERVE AMOUNT

If you elect the Variable Indexed Option, you are required to maintain a minimum amount of policy account value in the unloaned GIO to approximately cover the policy's estimated monthly charges for the Segment Term. This is the Charge Reserve Amount.

The Charge Reserve Amount will be determined on each Segment Start Date as an amount sufficient to cover all of the policy's monthly deductions during the Segment Term, assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account and that no policy charges or additional premium payments are made. The Charge Reserve Amount will be reduced by each subsequent monthly deduction (but not to less than zero).

When you select the VIO, as part of your initial instructions, you will be asked to specify the investment options from which we should transfer the account value to the unloaned GIO to meet Charge Reserve Amount requirements, if necessary. If your values in the variable investment options including the VIO Holding Account and the unloaned portion of our GIO are insufficient to cover the Charge Reserve Amount, no new Segment will be established. Please see Segment Renewal below for more information regarding the Charge Reserve Amount and how amounts may be transferred to meet this requirement.

Please note that the Charge Reserve Amount may not be sufficient to cover actual monthly deductions during the Segment Term. Although the Charge Reserve Amount will be re-calculated on each Segment Start Date, and the amount already present in the unloaned GIO will be supplemented through transfers from your value in the variable


6  Description of the Variable Indexed Option
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investment options including the VIO Holding Account, if necessary to meet this requirement, actual monthly deductions could vary up or down during the Segment Term due to various factors including but not limited to requested policy changes, additional premium payments, investment performance, loans, partial policy withdrawals from other investment options besides the VIO, and any changes we might make to current policy charges.


HOW WE DEDUCT POLICY MONTHLY CHARGES DURING A SEGMENT TERM

Under your base variable life policy, monthly deductions are allocated to the variable investment options and the unloaned GIO according to deduction allocation percentages specified by you or based on a proportionate allocation should any of the individual investment option values be insufficient.

However, if the Variable Indexed Option is elected, on the Segment Start Date, deduction allocation percentages will be changed so that 100% of monthly deductions will be taken from the unloaned GIO during the Segment Term. In addition, if the value in the unloaned GIO is ever insufficient to cover monthly deductions during the Segment Term, the base policy's proportionate allocation procedure will be modified as follows:

1. The first step will be to take the remaining portion of the deductions proportionately from the values in the variable investment options, including any value in the VIO Holding Account but excluding any Segment Accounts.

2. If the unloaned GIO and variable investment options, including any value in the VIO Holding Account, are insufficient to cover deductions in their entirety, the remaining amount will be allocated to the individual Segments proportionately, based on the current Segment Values.

3. Any portion of a monthly deduction allocated to an individual Segment will generate a corresponding Market Value Adjustment of the Segment Account.

In addition, your base variable life policy will lapse if your net policy account value is not enough to pay your policy's monthly charges when due (unless one of the available guarantees against termination is applicable). If you have amounts allocated to VIO Segments, the Segment Value will be used in place of the Segment Account in calculating the net policy account.

These modifications will apply during any period in which a Segment exists and has not yet reached its Segment Maturity Date.


SEGMENT RENEWAL

Near the end of the Segment Term, we will notify you between 15 and 45 days before the Segment Maturity Date that a Segment is about to mature. At that time, you may choose to have all or a part of:

(a)  the Segment Maturity Value rolled over into the VIO Holding Account

(b) the Segment Maturity Value transferred to the other investment options available under your policy

If we do not receive your transfer instructions before the Segment Maturity Date, your Segment Maturity Value will automatically be rolled over into the VIO Holding Account for investment in the next available Segment subject to eligibility requirements.

If there is sufficient policy account value in the unloaned GIO to cover the Charge Reserve Amount then no transfers to the unloaned GIO will need to be made. If there is insufficient value in the unloaned GIO to cover the Charge Reserve Amount and we do not receive instructions from you specifying the investment options from which we should transfer the account value to the unloaned GIO to meet Charge Reserve Amount requirements at the time of rollover, we will then rely upon your most recent transfer instructions for this purpose. If the most recent transfer instructions are not possible due to insufficient funds then the required amount will be transferred proportionately from your variable investment options including the VIO Holding Account.

However, if we are not offering the VIO at that time, we will transfer the Segment Maturity Value to the investment options available under your policy per your instructions or to the EQ/Money Market investment option if no instructions are received. Please see "Right to Discontinue and Limit Amounts Allocated to the VIO" for more information. Although we reserve the right to apply a transfer charge up to $25 for each transfer among your investment options there will be no transfer charges for any of the transfers discussed in this section.

If after any transfers there would be an insufficient amount in the unloaned GIO to cover the Charge Reserve Amount or the Growth Cap Rate for the next available Segment does not qualify per your minimum Growth Cap Rate instructions and the conditions described in this Prospectus then the Segment Maturity Value will remain in the VIO Holding Account until further instruction by you.


MARKET VALUE ADJUSTMENT

Before a Segment matures, if you surrender your policy, take a loan from a Segment or if we should find it necessary to make deductions for monthly charges from a Segment, we will make a Market Value Adjustment which will most likely reduce your Segment Account and your other policy values.

Therefore, the Market Value Adjustment to the Segment Account will affect the amount you would receive when you surrender your policy. For loans and charge deductions, the Market Value Adjustment would most likely reduce the account value remaining in the Segment Account and therefore decrease the Segment Maturity Value.

We calculate the Market Value Adjustment by using the methodology described in the definition of "Market Value Adjustment" in the Definitions section. Appendix I at the end of this Prospectus provides examples of how the Market Value Adjustment is calculated.


TRANSFERS

There is no charge to transfer into and out of the VIO Holding Account and you can make a transfer at any time subject to any transfer restrictions within your policy. However, once policy account value has been swept from the VIO Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date will not be permitted. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for transfers from the


                                   Description of the Variable Indexed Option  7
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unloaned GIO will be limited to avoid reducing the unloaned GIO below the remaining Charge Reserve Amount.

Thus the amount available for transfers from the unloaned GIO will not be greater than any excess of the unloaned GIO over the remaining Charge Reserve Amount.


WITHDRAWALS

Once policy account value has been swept from the VIO Holding Account into a Segment, you will not be allowed to withdraw the account value out of a Segment before the Segment Maturity Date. Please note that while a Segment is in effect, before the Segment Maturity Date, the amount available for withdrawals from the unloaned GIO will be limited to avoid reducing the unloaned GIO below the Charge Reserve Amount. Thus, if there is any policy account value in a Segment, the amount which would otherwise be available to you for a partial withdrawal of net cash surrender value will be reduced, by the amount (if any) by which the sum of your Segment Values and the Charge Reserve Amount exceeds the policy surrender charge.

If the policy owner does not indicate or if we cannot allocate the withdrawal as requested due to insufficient funds, we will allocate the withdrawal proportionately from your values in the unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the VIO Holding Account.


CASH SURRENDER VALUE, NET CASH SURRENDER VALUE AND LOAN VALUE

If you have amounts allocated to VIO Segments, the Segment Values will be used in place of the Segment Accounts in calculating the amount of any cash surrender value, net cash surrender value and maximum amount available for loans.


GUIDELINE PREMIUM FORCE-OUTS

For policies that use the Guideline Premium Test, a new Segment will not be established or created if we determine, when we process your election, that a distribution from the policy will be required to maintain its qualification as life insurance under federal tax law at any time during the Segment Term.

However, during a Segment Term if a distribution becomes necessary under the force-out rules of Section 7702 of the Internal Revenue Code, it will be deducted proportionately from the values in the unloaned GIO (excluding the Charge Reserve Amount) and in any variable investment option, including any value in the VIO Holding Account but excluding any Segment Accounts.

If the unloaned GIO (excluding the Charge Reserve Amount) and variable investment options, including any value in the VIO Holding Account, are insufficient to cover the force-out in its entirety, any remaining amount required to be forced out will be taken from the individual Segments proportionately, based on the current Segment Values.

Any portion of a force-out distribution taken from an individual Segment will generate a corresponding Market Value Adjustment of the Segment Account.

If the unloaned GIO (excluding the remaining Charge Reserve Amount), together with the variable investment options including any value in the VIO Holding Account, and the Segment Values, is still insufficient to cover the force-out in its entirety, the remaining amount of the force-out will be allocated to the unloaned GIO and reduce or eliminate any remaining Charge Reserve Amount under the unloaned GIO.


LOANS

Please refer to the appropriate variable life insurance policy prospectus for information regarding policy loan provisions.

Any portion of a requested loan allocated to the VIO will be redeemed from the individual Segments and the VIO Holding Account proportionately, based on the value of the VIO Holding Account and the current Segment Values of each Segment. Any portion allocated to an individual Segment will generate a corresponding Market Value Adjustment of the Segment Account and be subject to a higher guaranteed maximum loan spread (2% for policies with a contract state of New York and 5% for other policies).

If you do not indicate or if you cannot allocate the loan from your values in the VIO, the unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options, we will allocate the loan proportionately from your values in the unloaned GIO (excluding the Charge Reserve Amount) and your values in the variable investment options including the VIO Holding Account.

If the unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the VIO Holding Account, are insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the individual Segments proportionately, based on current Segment Values.

Any portion of a loan allocated to an individual Segment will generate a corresponding Market Value Adjustment of the Segment Account and be subject to a higher guaranteed maximum loan spread.

If the unloaned GIO (excluding the remaining amount of the Charge Reserve Amount), together with the variable investment options including any value in the VIO Holding Account and the Segment Values, are still insufficient to cover the loan in its entirety, the remaining amount of the loan will be allocated to the unloaned GIO and will reduce or eliminate the remaining Charge Reserve Amount.

Loan interest is due on each policy anniversary. If the interest is not paid when due, it will be added to your outstanding loan and allocated on the same basis as monthly deductions. See "How we deduct policy monthly charges during a Segment Term."

Whether or not any Segment is in effect and has not yet reached its Segment Maturity Date, loan repayments will first reduce any loaned amounts that are subject to the higher maximum loan interest spread. Loan repayments will first be used to restore any amounts that, before being designated as loan collateral, had been in the unloaned GIO. Any portion of an additional loan repayment allocated to the VIO at the policy owner's direction (or according to premium allocation percentages) will be transferred to the VIO Holding Account to await the


8  Description of the Variable Indexed Option

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next available Segment Start Date and will be subject to the same conditions described earlier in this Prospectus.


PAID UP DEATH BENEFIT GUARANTEE

Please note that the VIO is not available while the Paid Up Death Benefit Guarantee is in effect. Please see the appropriate variable life policy prospectus for more information.


REQUESTED FACE AMOUNT INCREASES

Please refer to the appropriate variable life insurance policy prospectus for conditions that will apply for a requested face amount increase.

If you wish to make a face amount increase during the Term of any existing Segment(s), the VIO requires that a minimum amount of policy account value be available to be transferred into the unloaned GIO (if not already present in the unloaned GIO), and that the balance after deduction of monthly charges remain there during the longest remaining Segment Term subject to any loans as described above. This minimum amount will be any amount necessary to supplement the existing Charge Reserve Amount so as to be determined to be sufficient to cover all monthly deductions during the longest remaining Segment Term. Such amount will be determined assuming at the time such calculation is made that no interest or investment performance is credited to or charged against the policy account value, and that no further policy changes or additional premium payments are made.

Any necessary transfers to supplement the amount already present in the unloaned GIO in order to meet this minimum requirement will take effect on the effective date of the face amount increase. There will be no charge for this transfer. Any transfer from the variable investment options including the VIO Holding Account will be made in accordance with your directions. Your transfer instructions will be requested as part of the process for requesting the face amount increase. If the requested allocation is not possible due to insufficient funds, the required amount will be transferred proportionately from the variable investment options, as well as the VIO Holding Account. If such transfers are not possible due to insufficient funds, your requested face amount increase will be declined.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

Please refer to the appropriate variable insurance policy prospectus for more information regarding your right to cancel your policy within a certain number of days. However, the policy prospectus provisions that address when amounts will be allocated to the investment options do not apply to amounts allocated to the VIO. Any account value allocated to the VIO will remain in the EQ/Money Market until this right to cancel period has expired. After the period has ended, such account value will transfer into the VIO Holding Account and subsequently into the next available Segment subject to meeting certain conditions and deductions as further described in this Prospectus.


RIGHT TO DISCONTINUE AND LIMIT AMOUNTS ALLOCATED TO THE VIO

We reserve the right to restrict or terminate future allocations to the VIO at any time. If this right were ever to be exercised by us, all Segments outstanding as of the effective date of the restriction would be guaranteed to continue uninterrupted until Segment Maturity. As each such Segment matured, the balance would be reallocated to the unloaned GIO and/or variable investment options per your instructions, or to the EQ/Money Market investment option if no instructions are received. We may also temporarily suspend offering Segments at any time and for any reason including emergency conditions as determined by the Securities and Exchange Commission. We also reserve the right to establish a maximum amount for any single policy that can be allocated to the VIO.


ABOUT SEPARATE ACCOUNT NO. 67

Amounts allocated to the VIO are held in a "nonunitized" separate account we have established under the New York Insurance Law. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities arising out of any other business that we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the VIO, regardless of whether assets supporting the VIO are held in a separate account or our general account.

Our current plans are to invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. Futures, options and interest rate swaps may be used for hedging purposes.

Although the above generally describes our plans for investing the assets supporting our obligations under VIO, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.


                                   Description of the Variable Indexed Option  9
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3. Distribution of the policies

--------------------------------------------------------------------------------

The VIO is only available only under certain variable life insurance policies issued by AXA Equitable. The appropriate variable life insurance policy prospectus and Statement of Additional Information should be consulted for information regarding the distribution of the variable life insurance policies.







10  Distribution of the policies

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4. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

AXA Equitable's Annual Report on Form 10-K for the period ended ______________ (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

AXA Equitable files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC's public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC's website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, AXA Equitable has filed with the SEC a registration statement relating to the Variable Indexed Option (the "Registration Statement"). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234). You can access our website at www.axa-equitable.com.


                             Incorporation of certain documents by reference  11
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Appendix I: Market value adjustment examples

--------------------------------------------------------------------------------

                           [Examples to be inserted]









A-1 Appendix I: Market value adjustment examples

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                   ESTIMATED
ITEM OF EXPENSE                                                    EXPENSE
---------------------------------------------------------------    ---------

Registration fees                                                  $100.00

Federal taxes                                                          N/A

State taxes and fees (based on 50 state average)                       N/A

Trustees' fees                                                         N/A

Transfer agents' fees                                                  N/A

Printing and filing fees                                           $50,000*

Legal fees                                                             N/A

Accounting fees                                                        N/A

Audit fees                                                         $20,000*

Engineering fees                                                       N/A

Directors and officers insurance premium paid by Registrant            N/A

-------------

*     Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

         7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

               (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

               (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

               (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                     (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

               The directors and officers of AXA Equitable are insured under policies issued by X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, St. Paul Travelers and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

         Exhibits No.

     (1) (a) Broker-Dealer and General Agent Sales Agreement, incorporated herein by reference to Exhibit 1-A(3)(b) to Registration Statement on Form S-6, File No. 333-17663, filed on December 11, 1996.

         (b) Distribution and Servicing Agreement among EQ Financial Consultants, Inc. (now AXA Advisors, LLC), Equitable and Equitable Variable dated as of May 1, 1994, incorporated herein by reference to Exhibit 1-A(8) to Registration Statement on Form S-6, File No. 333-17663, filed on December 11, 1996.

         (c) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000, incorporated herein by reference to Exhibit No. 1-A(10)(c) to Registration Statement on Form S-6, File No. 333-17663, filed on April 19, 2001.

         (d) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000, incorporated herein by reference to Exhibit No. 1-A(10)(d) to Registration Statement on Form S-6, File No. 333-17663, filed on April 19, 2001.

         (e) General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

         (f) First Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

         (g) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

         (h) Form of BGA Sales Agreement for Fixed and Variable Life Insurance and Annuity Products incorporated herein by reference to Exhibit (c)(iv)(e) to Registration Statement File No. 333-103202 filed on April 27, 2004.

         (i) The information concerning commissions included in the SAI forming part of registration statement 333-103199 under "Distribution of the policies" is incorporated herein by reference.

         (j) Third Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Exhibit 3(k) to the Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

         (k) Fourth Amendment to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Exhibit 3(l) to the Registration Statement on Form N-4 (File No. 333-127445), filed on August 11, 2005.

         (l) Fifth Amendment, dated as of November 1, 2006, to General Agent Sales Agreement dated as of January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries incorporated herein by reference to Exhibit 4(p) to Registration Statement on Form N-4 (File No. 2-30070), filed on April 24, 2007.

         (m) Sixth Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(q), filed on April 20, 2009.

         (n) Seventh Amendment, dated as of February 15, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(r), filed on April 20, 2009.

         (o) Eighth Amendment, dated as of November 1, 2008, to General Agent Sales Agreement dated as of January 1, 2000 by and between AXA Equitable Life Insurance Company (formerly known as The Equitable Life Assurance Society of the United States) and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Registration Statement on Form N-4 (File No. 2-30070) to Exhibit 3(s), filed on April 20, 2009.

     (2)          Not applicable

     (4) (a)      Form of Policy Rider to be filed by pre-effective amendment.

         (5) (a)   Form of Opinion and Consent of Counsel filed herewith.

         (8)       Not applicable

         (12)      Not applicable

         (15)      Not applicable

         (23)(a) Consent of Independent Registered Public Accounting Firm to be filed with pre-effective amendment.

         (24)(a)   Powers of Attorney filed herewith.

         (25)      Not applicable

         (26)      Not applicable

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                     (i)    to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                     (ii)   to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than 20% change in
                                            the maximum aggregate offering price
                                            set forth in the "Calculation of
                                            Registration Fee" table in the
                                            effective registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

                  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and
                  (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                           (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
                                    The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3** and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 17th day of September,2009.



                                 AXA EQUITABLE LIFE INSURANCE COMPANY
                                            (Depositor)


                                 By: /s/ Dodie Kent
                                    ---------------------------------
                                    Dodie Kent
                                    Vice President and Associate General Counsel
                                    AXA Equitable Life Insurance Company



         As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Richard S. Dziadzio                       Executive Vice President and
                                           Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and
                                           Chief Accounting Officer

*DIRECTORS:

Christopher M. Condron       Anthony J. Hamilton          Scott D. Miller
Henri de Castries            Mary R. (Nina) Henderson     Joseph H. Moglia
Denis Duverne                James F. Higgins             Lorie A. Slutsky
Charlynn Goins               Peter Kraus                  Ezra Suleiman
                                                          Peter J. Tobin





*By: /s/ Dodie Kent
     ------------------------
         Dodie Kent
         Attorney-in-Fact

September 17, 2009


** In making this representation, the Registrant relies on Instruction 3 to the Signatures requirement for Form S-3 in that, to the extent that Registrant's Interests in the Variable Indexed Option have not received an investment grade rating, Registrant reasonably believes that such rating will be obtained before the first sale of Interests in the Variable Indexed Option.

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

5(a)           Form of Opinion and Consent of Counsel           EX-99.5a

24(a)          Powers of Attorney                               EX-99.24a